FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE ("this First Amendment") is entered into this ____ day of May, 1998, by and between THE VASWANI PLACE CORPORATION (the "Landlord"), and STARTEC GLOBAL COMMUNICATIONS CORPORATION .

     W I T N E S S E T H :

     WHEREAS, pursuant to that certain Lease dated October 27, 1997 (the "Lease"), Landlord leased to Tenant certain space consisting of Twenty-Seven Thousand Seven Hundred Eleven (27,711) Rentable Square Feet of office space on the third and fourth floors of Landlord's office building located at 10411 Motor City Drive, Bethesda, Maryland (the "Building"); and

     WHEREAS, Tenant has been occupying the space governed by the Lease since November 1, 1997; and

     WHEREAS, Tenant wishes to lease additional space from Landlord consisting of Nine Thousand Seven Hundred Forty-Three (9,743) Rentable Square Feet (the "New Space"); so that Tenant shall occupy all Rentable Square Feet on the third and fourth floors of the Building; and

     WHEREAS, Landlord is desirous of leasing to Tenant the New Space on the terms and conditions set forth herein and in the Lease; and

     WHEREAS, the parties hereto are mutually desirous of amending and modifying the Lease to govern the additional space to be leased to the Tenant; and

     WHEREAS, unless otherwise provided herein, all terms used in this First Amendment that were defined in the Lease shall have the meanings provided for in the Lease.

     NOW, THEREFORE, for an in consideration of the above promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree that the aforesaid Lease shall be and the same is hereby modified and amended as follows:

     1. RECITALS: The foregoing recitals are intended to be a material part of this First Amendment and are incorporated herein by this reference.

     2. DEMISED PREMISES: Paragraph 1 of the Lease shall now provide that the Tenant shall lease from Landlord Rentable Square Footage on the third and fourth floors consisting of Thirty-Seven Thousand Four Hundred Fifty-Four (37,454) Rentable Square Feet, which shall consist of an additional Nine Thousand Seven Hundred Forth-Three (9,743) Rentable Square Feet over the original Twenty-Seven Thousand Seven Hundred Eleven (27,711) Rentable Square Feet in the Lease (hereinafter referred to as "the Demised Premises").

     3. TERM. Paragraph 2 of the Lease shall be amended so that the Term shall include the New Space governed by this Lease Amendment.

     4. RENT FOR NEW SPACE: The parties agree that paragraph 4A of the Lease shall be amended to include the New Space and that Tenant shall pay to Landlord the sum of $18.03 a square foot for the New Space.

     5. FREE RENT FOR NEW SPACE: The parties agree that the Tenant shall be provided free rent for the New Space for a period of ninety (90) days or for the months of May, June and July, 1998. This free rent will consist of the sum of $14,639.23 per month for each of the three months.

     6. ADDITIONAL RENT: From and after May 6, 1998, Paragraph 5(A)(3) shall be\ amended to increase the percentage therein so as to reflect the percentage which the square footage of the Demised Premises bears to the square footage of the Building.

     7. ADDITIONAL PARKING: Paragraph 23 of the Lease is amended to provide Tenant with one hundred (100) reserved parking spaces of which fifteen (15) of such reserved parking spaces shall be underground in Landlord's ground floor. In the event Landlord constructs a second building adjacent to the Building, Landlord shall provide the Tenant with equivalent alternative parking.

     8. ADDITIONAL SECURITY: Tenant shall have the right, subject to Landlord's advance approval, to place a security guard outside of its Suite entrance door on the third and fourth floors, and in any other area of the Demised Premises at Tenant's expense so long as such guards do not violate fire code regulations and standards.

     9. UTILITIES: Paragraphs 5(a)(4), 5 (D) and 11(A) of the Lease shall be amended as follows:

          (a) Tenant has the right to utilize certain of the Demised Premises for a television terminal room where there are located screens and terminals. It is agreed that the Landlord shall install a re-registering meter for the electricity to this location and shall collect from the Tenant charges for electricity used in the television terminal area. The installation of the re-registering meters shall be at Tenant's expense. If Tenant's usage of electricity in areas of the Demised Premises other than the television terminal area exceeds by reasonable comparison, on a square foot basis, other building tenants' electricity usage, then Landlord, at

Tenant's expense, shall have the option to separately meter Tenant's space for electrical usage and charge Tenant for the additional amount of electricity used in such areas.

          (b) Tenant intends on utilizing the HVAC system on an overtime basis and in some locations of the Demised Premises, on a 24-hour basis. The parties agree that Landlord shall have the right, at its option, to install a re-registering meter for such overtime HVAC, at Tenant's expense, as well as to charge Tenant its pro rata portion for any additional equipment that may be required by Landlord in providing such overtime HVAC.

          (c) In calculating overall Operating Expenses described in Paragraph 5(A)(4) of the Lease, Tenant's pro rata share of Operating Expenses associated with electricity shall be reduced to reflect the proportion of space that is separately metered. Only square footage of the Demised Premises that is not separately metered shall be used in calculating Operating Expenses associated with electricity.

          (d) Upon reasonable notice (except in cases of emergency, in which no notice shall be required) Landlord and its agents shall be permitted reasonable access to the Demised Premises and the right to install facilities within or thorugh the Demised Premises in order to install and service the systems deemed necessary by Landlord for Tenant or to provide to other tenants of the Building the service and utilities referred to in this section.

     10. CONDITION OF NEW LEASE: Landlord shall lease to Tenant the New Space in its "AS IS" condition, subject to the removal by the Landlord of its property in such space. Any build-out or improvement of such space by Tenant shall be at its expense, subject to approval of the Landlord which shall not be unreasonably withheld.

     11. CONTINUATION OF LEASE: Except as otherwise provided herein, all of the terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the respective parties have hereunto set their hands and seals or caused these presence to be duly signed and seal on their behalf the day and year first above appearing.

WITNESS:                                        LANDLORD:

                                                THE VASWANI PLACE CORPORATION

/s/                                             By:/s/ ROMA MALKANI
------------------------------                     -----------------------------
                                                         ROMA MALKANI

                                                TENANT:

WITNESS.                                        STARTEC GLOBAL

                                                COMMUNICATIONS
                                                CORPORATION

By:/s/ Charles W. Kage                          By:/s/ RAM MUKUNDA
   ---------------------------                     -----------------------------
Title: Director MIS                                  RAM MUKUNDA, President, CEO
      ------------------------